PROSPECTUS

                                    8,000,000 Shares
                                    8,000,000 Warrants
                    Continental Wellness Casinos, Inc.
                               Common Stock
                                    And
                                 Warrants

                   All of the shares of Common Stock (the
                   "Common Stock") offered hereby (the
                   "Offering") are being offered by
                   Continental Wellness Casinos, Inc. (the
                   "Company"). The Common Stock will be
                   traded on the NASDAQ BULLETIN
                   BOARD Market under the symbol CWCI,
                   approval pending, the proposed sale price for the Common Stock on the Stock Market will be $5.00 per share in accordance with offering.

                   Of the 8,000,000 shares of Common Stock
                   offered hereby, 1,600,000 shares (the
                   "Direct Shares") will be sold directly by the Company. No underwriting discount or commission will be paid on the Direct
                   Shares. The remaining 6,400,000 shares
                   (the "Public Shares") will be offered by the several underwriters.

                   See "Risk Factors" beginning on page 9 for a discussion of certain information that should be considered in connection with an investment in the Common Stock.
                   NEITHER THE NEVADA STATE
                   GAMING CONTROL BOARD NOR THE
                   GAMING COMMISSION NOR ANY
                   OTHER GAMING AUTHORITY HAS
                   PASSED UPON THE ACCURACY OR
                   ADEQUACY OF THIS PROSPECTUS OR
                   THE INVESTMENT MERITS OF THE
                   SECURITIES OFFERED HEREBY. ANY
                   REPRESENTATION TO THE
                   CONTRARY IS UNLAWFUL.
                   THESE SECURITIES HAVE NOT BEEN
                   APPROVED OR DISAPPROVED BY THE
                   SECURITIES AND EXCHANGE
                   COMMISSION OR ANY STATE
                   SECURITIES COMMISSION NOR HAS
                   THE SECURITIES AND EXCHANGE
                   COMMISSION OR ANY STATE
                   SECURITIES COMMISSION PASSED
                   UPON THE ACCURACY OR
                   ADEQUACY OF THIS PROSPECTUS.
                   ANY REPRESENTATION TO THE
                   CONTRARY IS A CRIMINAL OFFENSE.

                                              Price
Underwriting Discount (1)
Proceeds to Company (2)


Per Public Share                   $5.00 . . $ 0.48        $4.52

Per Public Warrant              $5.00
             $0.00
             $5.00
Total (3)                             $40,000,000
                               $76,160,000
                        $76,160,000

[S]
       (1) The Company has agreed to indemnify
                   the several Underwriters against certain
                   Liabilities, including liabilities under the
                   Act          of 1933, as amended.     See
                   "Underwriting".

                   (2) Before deducting expenses payable by the Company estimated to be $500,000.
                   (3) The Company has granted the Underwriters a 30-day option to purchase in the aggregate up to 1,260,000 additional shares of Common Stock solely to cover over-allotments, if any. See
"Underwriting". If
                   the Underwriters exercise such option in full, full, the total Price, Underwriting
                   Discount and Proceeds to Company will be $ 6,300,000 $315,000 and $ 5,985,000 respectively.

                   The Public Shares are offered by the
                   several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Public Share subject to this offering will be made on or about August 31,1997 at the offices of Continental Wellness Casinos, Incorporated, 1820 E. Garry St., Suite 109, Santa Ana, Calif. 92705.



Continental Wellness

                                  Casinos, Inc.



The date of this Prospectus is



July 28, 1997



















    2.
                                        DISCLAIMER




     THE RECIPIENT OF THIS
                    DOCUMENT IS RESPONSIBLE FOR
                    CONDUCTING ITS OWN DETAILED
                    INVESTIGATION OF THE COMPANY,
                    AND THE COMPANY WILL
                    ACCOMMODATE SUCH AN
                    INVESTIGATION AT AN
                    APPROPRIATE TIME PRIOR TO
                    ACCEPTANCE OF ANY OTHER OFFER
                    MADE HEREBY.




                    Any securities offered hereby
                    do not represent that we are
                    the owners, operators of any
                    hotel or have been licensed by
                    the Nevada Gaming Authorities.
                    The information provided
                    herein is given to comply with
                    the requirements of the
                    Securities and Exchange
                    Commission, Washington, D.C.,
                    which requires that the best
                    information be given on the
                    Prospectus of any offering
                    that is selling securities to
                    the public. Any securities
                    offered hereby have been
                    registered and are subject to
                    approval by the United States
                    Securities and Exchange
                    Commission ("The SEC") or any
                    securities regulatory
                    authority of any state or
                    other jurisdiction, nor has
                    the SEC or any such authority
                    passed upon or endorsed the
                    merits of this Prospectus or
                    the accuracy of this
                    Prospectus. Any representation
                    to the contrary is unlawful.
                    This Prospectus does not
                    constitute and offer or
                    solicit to any person in any
                    state or jurisdiction if such
                    offer or solicitation is not
                    lawful. The Company is not
                    making any representations
                    that they are the owners ,
                    operators of any hotel, or had
                    been licensed by the Nevada
                    Gaming Authorities.





























         3.
                    IN CONNECTION WITH THE
                    OFFERING, THE UNDERWRITERS MAY
                    OVER-ALLOT OR EFFECT
                    TRANSACTIONS WHICH STABILIZE
                    OR MAINTAIN THE MARKET PRICE
                    OF THE  COMMON STOCK AT A
                    LEVEL ABOVE THAT WHICH MIGHT
                    OTHERWISE PREVAIL IN THE OPEN
                    MARKET. SUCH STABILIZING, IF
                    COMMENCED, MAY BE DISCONTINUED
                    AT ANY TIME.

                    IN CONNECTION WITH THE
                    OFFERING, THE UNDERWRITERS AND
                    SELLING GROUP MEMBERS MAY
                    ENGAGE IN PASSIVE MARKETING
                    TRANSACTIONS IN THE COMMON
                    STOCK ON NASDAQ IN ACCORDANCE
                    WITH RULE 10-B 6A UNDER THE
                    SECURITIES EXCHANGE ACT OF
                    1934. SEE "UNDERWRITING".

                    PROSPECTUS SUMMARY

                    The following summary is
                    qualified  detailed
                    information and financial
                    data, included notes thereto
                    Appearing elsewhere in this
                    Prospectus. The  information
                    in this Prospectus gives
                    effect to the Company sale of
                    securities but does not give
                    effect to the exercise of any
                    Warrants. Each prospective
                    investor is urged  to read
                    this Prospectus in its
                    entirety.

                    THE COMPANY

                    The Company in engaged in the
                    mining  development industry
                    since October 22, 1974, the
                    Company has owned and operated
                    thirty-nine mines (39) and one
                    (1) mill site at Quincy,
                    Plumas County, California and
                    is engaged in the exploration
                    of said mines for the
                    production of Precious metals
                    like gold, silver and Platinum
                    Group. In addition, the
                    company will be engaged  in
                    the hotel and casino industry
                    at Las Vegas, Nevada. The
                    Company intends to convert all
                    the hotel room- into a Life
                    Extension Membership Club or a
                    Wellness Resort for the
                    purpose of extending the life
                    of our members by a program of
                    Preventative medicine which
                    includes Gene
                    Testing, exercise and
                    Nutrition which will extend
                    the life of our members up to
                    one hundred (100) years,
                    health permitting.  None of
                    the mines are being operated
                    at present.

                    The Company believes that its
                    competitive advantage lies in
                    its ability to provide
                    relatively low cost
                    Preventative Medicine with
                    respect to the ability of our
                    members to receive a
                    comprehensive Life extension
                    Program with a free vacation
                    for one (1) week at a  Las
                    Vegas Famous Resort and the
                    opportunity of full
                    reimbursement for the cost of
                    the program from their
                    insurance carrier. See
                    attached Business Plan Exhibit
                    attached to this offering.
                    Gaming Control Board
                    Regulations are included as an
                    exhibit.


                    The Company will operate the
                    casino Hotel and Casino upon
                    receiving full approval from
                    Nevada Gaming Control and the
                    Casino will produce great
                    revenues for the Company, if
                    the Company is successful with
                    this offering.

                    The executive  offices of the
                    Company are located at 1820 E.
                    Garry Avenue, Suite 109, Santa
                    Ana, California 92705,
                    telephone (714) 477-0370.

















    4.
               THE OFFERING :

               Securities Offered:

               8,000,000 shares of Common
                    Stock are offered upon
                    exercise of 8,000,000 Common
                    Stock Purchase Warrants
                    ("Warrants"). The Warrants
                    will be distributed pro-rata
                    to all shareholders of record
                    as of the date of this
                    Prospectus, on the basis of
                    one Warrant for each four
                    shares held as of such date.
                    See "Description of
                    Securities" and "Plan of
                    Distribution."

               Common Stock Outstanding Before
               Offering.... 90,028,877

                Common Stock Outstanding After Offering
                98,028,877            . .

               Use of Proceeds

               The net proceeds of this
                    offering, estimated to be
                    $35,710,000 if all the
                    Warrants are exercised, will
                    be used to retire working
                    capital indebtness, pay
                    marketing costs, and for
                    working capital purposes. See
                    "Use of Proceeds".

                    Risk Factors

                    Investments in the securities
                    offered hereby involves a high
                    degree of risk and immediate
                    substantial dilution. See "Use
                    of Proceeds".

                       Electronic Bulletin Board
                    Symbol  CWCI (applied for)
                    The company has never operated
                    a Hotel and Casino Property.










































    5.
    RISK FACTORS


    The securities offered hereby
                    are speculative, and
                    prospective investors should
                    be aware that purchase of
                    these securities a high degree
                    of risk. Accordingly, the
                    securities should be purchased
                    only by persons who can afford
                    to lose their entire
                    investment. The following
                    special risks, should be
                    considered:

                    1. Limited History of
                    Business Operations. The
                    Company has limited operating
                    history, having commenced
                    operations in 10-22-74. There
                    can be no assurance that the
                    Company will continue to be
                    profitable in the future.
                    Because of its limited
                    operating history, the
                    Company's use of proceeds from
                    this offering could vary from
                    the estimates given under the
                    caption "Use of Proceeds. "
                    See "Use of Proceeds."

                    2.  Sufficiency of
                    Funds. The business of
                    casinos, hotel and life
                    extension can require
                    significant amounts of
                    capital. Management believes
                    that the proceeds of this
                    offering will be sufficient to
                    satisfy its anticipated cash
                    requirements for at least the
                    12 months following the
                    completion of this offering;
                    however, there can be no
                    assurance that any or all of
                    the Warrants will be exercised
                    and in such event the Company
                    may need further financing for
                    purchase of equipment and for
                    working capital purposes and
                    to continue growth of its
                    operations, of which there can
                    be no assurance, and there is
                    no assurance that the Company
                    will be able to obtain
                    additional financing on
                    satisfactory terms. No
                    arrangements have been made
                    at this time to raise capital
                    other than through this
                    offering and the Company has
                    not engaged in discussions
                    with any institutional or
                    private lenders for such
                    financing. See "Use of
                    Proceeds" and "Business." Any
                    such financing may involve the
                    issuance of additional shares
                    of Common Stock without the
                    prior notification or approval
                    of shareholders, including the
                    purchasers in this offering.

                    3. Competition:
                    Competition  is intense in the
                    hotel and casino industries.
                    The Company competes not only
                    with similar enterprises in
                    the area, but also with
                    similar companies all over the
                    world. Many of the Company's
                    competitors have substantially
                    greater financial and
                    managerial resources than the
                    Company. See "Business -
                    Competition".

                    4. Dependence on Key
                    Personnel: The Company is
                    dependent upon members of
                    management with respect to
                    administration, production and
                    marketing. The loss of the
                    services of any of these
                    individual would materially
                    and adversely affect the
                    proposed activities of the
                    Company. The Company has no
                    employment contract with any
                    member of management and has
                    not obtained and does not
                    intend to obtain key man life
                    insurance on the life of any
                    member of management. See
                    "Management".

                    5. Control by Insiders.
                    At the completion of this
                    offering, directors and
                    officers of the Company and
                    other principal stockholders
                    and their families will own
                    61% of



















                                            6.

         the shares of the
                    Company's outstanding Common
                    Stock or approximately
                    61,000,000 of the outstanding
                    voting stock, which will
                    likely givethem a controlling interest in the Company's Common Stock and the ability to elect the entire Board of Directors. See
                    "Principal Stockholders."

                    6. Investment by Current
                    Stockholders. The Company's
                    current stockholders purchased
                    their 90,028,877 shares of
                    Common Stock for aggregate
                    consideration of cash and
                    services or S.25 per share.
                    These stockholders do not
                    intend to contribute
                    additional amounts of cash or
                    other property to the Company
                    in the future.

                    7. Limited Public Market. The
                    market for the Company's
                    Common Stock has been limited
                    and sporadic, and there can be
                    no assurance that a trading
                    market will develop following
                    this offering, or if such a
                    trading market develops, that
                    it will be sustained. No
                    person has agreed to make a
                    market in the Common Stock,
                    and market making activities
                    could be discontinued at any
                    time.






                    8 Dilution. Purchasers of the
                    Shares of Accrued by this
                    Prospectus will experience
                    immediate and substantial
                    dilution in that the net
                    tangible value of the Common
                    Stuck outstanding after the
                    offering will  be
                    substantially less than the
                    per share public offering
                    price of the Shares offered
                    hereby. See "Dilutions".

                    9. Shares Eligible for Future
                    Sale. Upon sale of the
                    8,000,000 Shares offered
                    hereby, the Company will have
                    outstanding 90,028,877 shares
                    of Common Stock, including
                    72,661,029 shares of Common
                    Stock which are "Restricted
                    Securities," as defined under
                    Rule 144 promulgated under the
                    Securities Act of 1933. Such
                    shares will be subject to
                    resale restrictions and will
                    be ineligible for sale in the
                    public market until June 1955,
                    alter which sales may be mode
                    pursuit to Rule 144 under the
                    Securities Act. Sales of
                    substantial amounts of the
                    Common Stock of the Company in
                    the public market could
                    adversely affect prevailing
                    market prices. See
                    "Description of
                    Securities Shares Eligible for
                    Future Sale."

                    10. Foreign Operations. The
                    Company does not conduct any
                    foreign operations or business
                    outside of the United States.

                    11. Current Registration
                    Statement and Blue Sky
                    Qualification Required of
                    Warrants. In order for a
                    holder of
























    7.
                    a Warrant to exercise it there
                    must be a current registration
                    statement on file with the
                    Securities and Exchange
                    Commission and various state
                    securities regulatory
                    authorities to continue
                    registration of the Shares
                    underlying the Warrant.  The
                    Company has undertaken to keep
                    (and intends to keep) the
                    registration statement filed
                    in connection with this
                    offering effective with
                    respect to the


                    Warrants with the Securities
                    and Exchange Commission and
                    state securities  authorities
                    for so long as the Warrants
                    remain exercisable. However,
                    maintenance of an effective
                    registration statement will
                    subject the Company to
                    substantial continuing
                    expenses for legal and
                    accounting fees and there can
                    be no assurance  the Company
                    will be able to maintain a
                    current registration statement
                    until December 31,1997 when
                    the Warrants expire. Moreover,
                    Blue Sky Qualification of the
                    Warrants and the underlying
                    shall be undertaken only in
                    those states in which the
                    Company's
                    shareholders reside  as of the
                    date of this prospectus. if
                    the Warrants are acquired in
                    over the counter purchases or
                    otherwise by residents of
                    jurisdictions where the Shares
                    underlying the Warrants were
                    not registered or otherwise
                    qualified for sale, such
                    persons would not be able to
                    exercise their warrants unless
                    the Shares issuable thereunder
                    were registered in the
                    applicable jurisdiction or an
                    exemption from such
                    registration were available,
                    of which there can be no
                    assurance. The Company will
                    use its best efforts to
                    register the Shares underlying
                    the Warrants in all states
                    where warrant holders reside,
                    unless the cost of such
                    registration, in relation to
                    the number of Warrants
                    potentially exercisable, is
                    clearly disproportionate.  In
                    addition, due to the Company's
                    limited history or operations,
                    it is possible that one or
                    more states where Warrant
                    holders reside will not permit
                    registration of
                     the underlying Shares until a
                    favorable history of
                    operations can be demonstrated
                    or other criteria complied
                    with. The value of the
                    Warrants may be affected
                    adversely by the Company's
                    inability to maintain an
                    effective registration
                    statement with respect to the
                    underlying Shares or by the -
                    non-qualification of the
                    underlying Shares in the state
                    of such holders or a partial
                    purchasers residence. Holders
                    of Warrants may contact the
                    Company in order to ascertain
                    the states in which the Shares
                    underlying the Warrants will
                    be qualified for sale.


                    12. Arbitrary Offering Price.
                    The exercise price and other
                    terms of the Warrants have
                    been determined arbitrarily by
                    the Company and do not bear
                    any relationship to the
                    assets, results of operations,
                    or book value of the Company,
                    or any other established
                    criteria of value. Purchasers
                    of the Shares underlying the
                    Warrants will be exposed to a
                    substantial risk of a decline
                    in the market price of the
                    Common Stock after this
                    offering, if a market
                    develops. See "Plan of
                    Distribution" The Company, is
                    applying for listing an NASDAQ
                    National Market and the
                    Pacific Stock Exchange.

                    While many NASDAQ stocks are
                    covered by the definition of
                    Penny Stock, transactions in
                    NASDAQ stock are exempt from
                    all but the sale market maker
                    provision for (1) issuers who
                    have $2,000,000 in tangible
                    assets ($5,000,000 if the
                    issuer
















               8.
                    has not been in continuous
                    operation for three years),
                    (ii) transactions in which the
                    customer is an institutional
                    accredited investor and (iii)
                    transactions that are not
                    recommended by the
                    broker/dealer,. In addition,
                    transactions in NASDAQ
                    security directly with the
                    NASDAQ market maker for such
                    securities, are subject only
                    to the sole market disclosure,
                    and the disclosure with regard
                    to commissions to be paid to
                    the broker/dealer and the
                    registered representatives.

                    Finally, all NASDAQ securities
                    are exempt if NASDAQ raises
                    its requirements for continued
                    listings so that any issuer
                    with less than $2,000,000 in
                    net tangible assets or
                    stockholder's equity would be
                    subject to delisting. These
                    criteria are more stringent
                    than the recent increase in
                    NASDAQ'S maintenance
                    requirements.

                    For as long as Company's
                    securities are subject to the
                    rules of Penny Stocks, the
                    market liquidity for the
                    Company's securities will be
                    severely affected by limiting
                    the ability of broker/dealers
                    to sell the Company's
                    securities and the ability of
                    purchasers in this offering to
                    sell their securities in the
                    secondary market.


                    13. Risks Low priced Stocks.
                    The Common Stock is not
                    eligible for quotation on the
                    Automated Quotation System of
                    the National Association of
                    Securities Dealers, Inc.
                    ("NASDAQ").

               In the absence of a security
                    being quoted on NASDAQ, or the
                    Company having $2,000,000 in
                    net tangible assets, trading
                    in the Common











































               9.
                    Stock is covered by Rule
                    15c2~6 promulgated under the
                    Securities Exchange Act of
                    1934 for non NASDAQ and non
                    exchange listed securities.
                    Under such rule,
                    broker/dealers who recommend
                    such  securities to persons
                    other than established
                    customers and accredited
                    investors generally
                    institutions with assets in
                    excess of $5,000,00() or
                    individuals with an Ct worth
                    in excess of S 1,000,000 or an
                    annul income exceeding
                    $200,000 or $300,000 jointly
                    with their spouse) must make a
                    special written suitability
                    determination for the
                    purchaser and receive the
                    purchaser's written, agreement
                    to a transaction prior to
                    sale. Securities are also
                    exempt from this rule if the
                    market price is at least $5.
                    00 per share, or for warrants,
                    if the warrants have an
                    exercise price of at least
                    $5.00 per share.

               The Securities Enforcement and
                    Penny Stock Reform Act of 1990
                    requires additional
                    disclosures related to the
                    market for penny stocks and
                    for trades in any stock
                    defined  as Penny Stock.  The
                    Commission has adopted
                    regulations under such Act
                    which would define a penny
                    stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules. In addition, unless except, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such markets terms used in such market, the broker/Dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure must also be made about commissions payable to both the
                    Broker/Dealer and the
                    registered representative.
                    current quotations for the
                    securities, and if the
                    broker/dealer is the sole
                    market-maker, the
                    broker/dealer must disclose
                    this fact and its control over
                    the market. Finally, monthly
                    statements must be sent
                    disclosing recent price
                    information for the penny
                    stock held in the account and
                    information on the limited
                    market in penny stocks.

                    (SEE AMENDMENT No. 1)



































               10.


               intends to retain all
                    earnings, for use in the
                    Company's bus ness operations.
                    Since the Company may be
                    required to obtain additional
                    financing, it is likely that
                    there will be restrictions on
                    the Company's ability to
                    declare any dividends. See
                    "Market Price of Common Stock"
                    and ~Distribution of
                    Securities."



                    14. NO CASH DIVIDENDS: The
                    holders of Common Stock are
                    entitled to receive dividends
                    when, as and if declared by
                    the Board of Directors out of
                    funds legally available
                    therefore. To date, the
                    Company has not paid any cash
                    dividends. The Board does not
                    intend to declare any cash
                    dividends in the foreseeable
                    future, but instead intends to
                    retain all earnings, if any,
                    for use in the Company's
                    business operations. Since the
                    Company may be required to
                    obtain additional financing,
                    it is likely that there will
                    be restrictions on the
                    Company's ability to declare
                    any dividends. See "Market
                    Price of Common Stock" and
                    "description of Securities".





                    15. There is a risk factor
                    because of the lack of
                    experience in running a hotel
                    or a wellness center.


                    DILUTION

                    The difference between the
                    public offering price per
                    share of Common Stock and the
                    pro forth net tangible book
                    value per share of Come Stock
                    after this offering
                    constitutes the dilution to
                    investors in this offering..
                    Net tangible book value per
                    share is determined by
                    dividing the net tangible book
                    value of the Company (total
                    tangible assets less total
                    liabilities) by the number of
                    outstanding shares of Common
                    Stock

                    At October 31,  1995, the
                    Company's Common Stock had a
                    net tangible book  value of
                    $30,421,000 or $0.78 per
                    share. After giving effect to
                    the receipt of the net
                    proceeds frown the sale of all
                    Shares offered hereby, at a
                    public offering price of $5.00
                    per Share, the pro forma net
                    tangible  book value of the
                    Company at December 31, 1996
                    would have been $70,421,000 or
                    $1.84 per share, representing
                    an immediate increase in net
                    tangible book value of $96 per
                    share to the present
                    stockholders, and immediate
                    dilution of $1.08 per share to
                    public investors. The
                    following table illustrates
                    diluting to public investors
                    on a per share basis, assuming
                    all























               11.
                    Warrants are exercised. To the
                    extent less than all Warrants
                    are exercised, net proceeds to
                    the Company will be less and
                    dilution to investors in this
                    offering will be
                    proportionately greater. The
                    actual shares after dilution
                    will be $0.70 per share. The
                    shares will be free trading
                    shares and not subject to Rule
                    144.

                    The procedure after the
                    Dilution factor will be that
                    the net asset value of the
                    shares will be reduced from
                    $0.78 to $0.70 per share.


                    Public offering price
                    share....$5.00
                    Net tangible book value per
                    share before offering....$0.78
                    Increase per share
                    attributable to public
                    investors....$0.76


























































                    12.
                    Pro forma net tangible book
                    value per share after
                    offering....$1.84
                    Dilution per share to public
                    investors....$1.08


                    The following table sets forth
                    with respect to the present
                    stockholders and public
                    Investors a comparison of the
                    number of shares of Common
                    Stock owned by the present
                    stock Holders, the  number of
                    shares of Common Stock to be
                    purchased from the Company by
                    the purchasers of the
                    8,000,000 Shares offered
                    hereby and the respective
                    aggregate consideration paid
                    to the Company and the average
                    price per share.

                    The present stockholders will
                    not be considered  under this
                    offering in accordance with
                    Act of 1933.





































































    13.
          Stock
          Holders       Shares     Percentage     Total
                   Purchased   of Total     Consideration   Percent Of
    Total Consideration
          Present                   Shares                             Average
    Price Per Share
          Stock

          holders   8,000,000   100% $40,000,000     100%
    $5.00

          Public
          Investors 8,000,000   100% S40,000,000     100%
    $5.00
          Total               16.000.000  100%     80.000.000      100%
$5.00


         Public Investors will be
                    purchasing the shares and
                    present stockholders will be
                    purchasing the Warrants.



                    MARKET PRICE OF COMMON STOCK

                    The Common Stock has traded on
                    the "pink sheets" maintained
                    by the National Quotation
                    Bureau and on the NASDAQ's
                    Electronic Bulletin Board
                    since April 5, 1990. The
                    following table gives the high
                    and low bid prices since April
                    5, 1990, as reported by the
                    market makers of the Common
                    Stock. These prices are
                    without retail mark up of
                    markdowns and commissions, and
                    may not reflect actual
                    transactions. The Company does
                    not believe that trading of
                    its common stock currently is
                    reflective of an established
                    trading market.
















































                                       Low Bid               High Bid




           Period
   1990
  Second Quarter                            1/16                   1/10

                                    (Commencing)


  Third Quarter                            1/16                   1/10

                          Fourth Quarter
                        1/16                   1/10


[C]






























15.
1991

                                    First Quarter            No Trading
                                    Second Quarter              " "
                                    Third Quarter              " "
                                    Fourth Quarter              " "

1992

                                      First Quarter            No Trading
                                      Second Quarter              " "
                                      Third Quarter              " "
                                      Fourth Quarter                       " "

1993

    First Quarter                                                 No Trading

[S]

Second Quarter

         The Common Stock does
                    not currently trade. As of
                    January 1, 1991, there were
                    approximately 575 holders of
                    Company common stock. No
                    trading or volume is available
                    because the shares have not
                    been trading since 1991.


                    USE OF PROCEEDS
                    If all 8,000,000
                    Warrants are exercised, of
                    which there can be no
                    assurance, the net proceeds
                    to the Company will be
                    approximately $7,200,000 after
                    deducting offering expenses of
                    approximately $800,000.The
                    Company intends to utilize the
                    net proceeds during the 12-month period following the offering as follows . If less than all of the Warrants are exercised, the proceeds of this offering will be spent first to purchase equipment, and for consolidation of assembly operations and then pro rata for the other purposes set forth herein.































                                  16.










  Equipment                    2,488,700
                    Accounts Payable                          30,226,000
                    Working (capital                           3,081,900
                    Consolidation of Assembly Operations
   1,080,000
                    Accrued Salaries                              38,600
                    Additional Sales Personnel                 1,035,000
                    Accrued Indebtness                       9,500

 Total                         $ 37,960,000
                                      Equipment includes the following:
                                      Auto Insertion PCR Gene Testing
$ 150,000
                                      Chemical Analyzer
   25,000
                                      Semi Auto Medic Equipment/Used (3)
   30,000
                                      Medical Supporting Equipment
1,040,000
                                      Printing Equipment ( I )
  100,000
                                      Preparation Equipment (1)
   20,000
                                      Marketing Equipment
   20,000
                                      Medical Publications
    7,500
                                      Medical tech Manuals
    5,000
                                      Laboratory Miscellaneous Equipment
   15,000
                                      Refrigeration Equipment
    8.000

                  Total Medical Equipment    S    1,420,500

                    Computer PC 486DX 33Mhz
                    4MB Ram 200Mb Hard Disk (8)     S    302,000
                    Printers (4)                    1 12,700
                    Laser Printers (2)              211,300


                    Peripherals S              203,000
                    Software                   200,000

                     Total Computer Equipment    $ 1,029.1 00
                     Other Office Equipment          $ 39,lOO
                     Total Equipment             $ 2.488.700


 [S]



 The purchase of the above
                    equipment will enable the
                    Company to bid on additional
                    larger Life Extension
                    projects. Accounts Payable
                    includes the purchase of a
                    HOTEL and Casino.







            17.
                    The Company will finance all
                    the Accounts Payable from the
                    proceeds it will receive from
                    members of the Life Extension
                    Program. No contract changes
                    are expected because of the
                    above.



                    No proceeds  of this offering
                    will be used for speculative
                    investment and only will be
                    used to pay operations as
                    needed.

                    Consolidation of Assembly
                    Operations represents the cost
                    of leasehold improvements and
                    moving expenses to consolidate
                    the contract medical
                    operations for Life Extension
                    Program at a Hotel and Casino,
                    Las Vegas, Nevada.

                    Accrued Salaries includes
                    amounts due to indirect and
                    managerial personnel.


















































              18.
                   Additional Sales
                   Personnel includes the cost of
                   advertisement, travel and
                   training of personnel for the
                   states of California, Oregon,
                   Washington , Nevada, Utah,
                   Colorado, Arizona, New Mexico,
                   and Texas.

                   Accrued indebtedness
                   includes amount due to lawyers
                   and accountants. The Company
                   does not intend to use the
                   proceeds of this offering to
                   pay down its note.



                   Pending use of all the
                   proceeds, the Company will
                   make temporary investments of
                   the proceeds, including but
                   not limited lo interest
                   bearing savings accounts,
                   certificates of deposit, money
                   market and other liquid
                   assets.

                   The foregoing list of
                   expenditures is an estimate
                   and will vary due to changing
                   circumstances such as
                   variations in additional
                   contracts which may be
                   acquired. Any change in the
                   application of proceeds will
                   occur solely in the discretion
                   of the Company's Board of
                   Directors.

                   MANAGEMENT'S DISCUSSION AND
                   ANALYSIS OF FINANCIAL


                   CONDITION

                   AND RESULTS OF
                   OPERATIONS

                   Summary of
                   significant Nature of the
                   Business Continental Wellness
                   Casinos, Inc.,a Colorado
                   corporation was incorporated
                   October 29, 1974. The company
                   is engaged in the discovery
                   and development of precious
                   metals mining properties
                   located in Quincy, Plumas
                   County, California which
                   consists of 750 acres of land
                   where 39 unpatented mine
                   claims are located. All
                   assessment work has been done
                   at the mines and all the
                   reports had been filed with
                   the Bureau of Land Management,
                   Sacramento, California and the
                   County of Plumas in accordance
                   with the mining rules and
                   regulations. The company has a
                   permit to operate on small
                   scale, the mines from the
                   United Sales Forestry
                   Department, (Quincy,
                   California). The company is
                   intent on going in a big
                   mining venture to recover the
                   gold and silver in the proven
                   reserves as soon as the price
                   of gold increases in value.





                   The results  will be increased
                   gross revenues and liquidity.
                   Small scale operation is
                   limited to 20 tons per day
                   only.
                   The Company, is in the process
                   of getting their Live Longer
                   Center, a Longevity Members
                   Association which the purpose
                   is to make people live longer
                   by using preventive Medicine
                   with the genes testing for
                   discovery of















              19.
                   predominant illness in the
                   different subjects and repair
                   said genes by genetic
                   engineering followed with a
                   program of exercise and
                   nutrition. The member signs
                   for a period of ten years and
                   receives one week of care at
                   the center. The cost for this
                   program is $10,000.00 per year
                   per member making it a good
                   way to slow down the cost of
                   medical treatments that is out
                   of control. This will have
                   material impact in the short
                   and long liquidity.

                   The Company has no cash from
                   my operations. The Life
                   Extension Program will prevent
                   people from getting sick,
                   therefore, will reduce the
                   cost of medical treatments by
                   preventing diseases.

                   The Company has no other
                   proposed sources of credit or
                   cash other than from its
                   operations and as proposed by
                   this offering. In the event
                   less than all of the Warrant
                   are  exercised, the Company
                   will be required to seek
                   additional debt or equity
                   financing. There can be no
                   assurance that such financing
                   can be obtained. This will
                   help the Company's internal
                   and external source of
                   liquidity.

                   Income taxes provided on
                   income for the period in which
                   items of income and expense
                   are earned or incurred
                   regardless of when they are
                   recorded car income tax
                   purposes. In December 1994 the
                   Financial Accounting Standards
                   Board issued Statements of
                   Financial Accounting Standards
                   Number 109, "Accounting for
                   Income Taxes" (FASB ).
                   Adoption of FASB 109 is
                   required for fiscal years
                   beginning after December 15,
                   1994. The Company has adopted
                   FASB 109 for the fiscal year
                   ended October 31, 1996. The
                   adoption FASB 109 is not
                   expected to have an adverse
                   impact on the Company's
                   financial position.

                   Capital expenditure will be
                   connected to the offering and
                   the acquisition of a hotel and
                   casino.

                   No known trends, events, or
                   uncertainties will have any
                   material effect on the net
                   sales of the Company.

                   No significant element  of
                   income or loss that will arise
                   from the small business
                   issuer's continuing
                   operations.


                   No material changes from
                   period to period.


                   No seasonal aspects that will
                   affect the financial condition
                   or results
                    of operations.





















              20.
              BUSINESS

                   The Basic Plan

                   A. Basic Strategy - Wellness-Resort and Casino, Las Vegas , Nevada is a Wholly owned subsidiary of Continental
                   Wellness Casinos, Inc., a
                   publicly traded company (CWCI)
                   which operates a life
                   Extension Club where the
                   members are rained in how to
                   live a longer life and a
                   healthy life free of any
                   diseases.

                   B. Overview of the Wellness
                   Resort on Life Extension Club
                   in the United States. The Life
                   Extension Program in the
                   United States are very limited
                   and people like to  live
                   longer and the market is there
                   for the first
                   company that starts  this
                   project to benefit from the
                   need for the program.

                   C. Characteristics of the Life
                   Extension - The Life Extension
                   Program that we are engaged in
                   consists of Preventative
                   Medicine by using the latest
                   medial approved techniques in
                   the field of genes Technology
                   and by testing the genes of
                   all our members with the PCR
                   machine the detection of
                   illness producing genes can be
                   repaired and many of the
                   illnesses associated with that
                   gene can be prevented. By the
                   use of proper supplements
                   needed by the human body we
                   can produce a better human
                   specimen that is free of any
                   types of disease and with the
                   proper nutrition.

                   D. Recommendations - The
                   Wellness Resort will establish
                   a membership program where the
                   members sign a contract for 10
                   years which is refundable by
                   their group insurance plan and
                   tax deductible in full.


                   THE LIFE EXTENSION PROGRAM AND
                   MEMBERSHIP CLUB:


































              21.


              A, Source of Revenue:

                   1. The signing of
                   members from our list of
                   available members that desire
                   to join the Life Extension
                   Club at the rate of $l,OOO per
                   year and payable 10 years in
                   advance.

                   2. The members will be
                   acquired through direct
                   marketing by sending brochures
                   to a selected group of
                   citizens. No membership has
                   been sold to date.

                   3. The signing of members from
                   recommendations by other
                   members will produce many
                   leads because everybody
                   desires to visit Las Vegas,
                   Nevada,, the entertainment
                   capital of the world and
                   receive a one week vacation
                   free because their group
                   insurance will pay for their
                   membership fees.

                   B. Co - The total cost for the
                   Life Extension Club is $ 1,000
                   for one unit which consists of
                   staying in the Wellness Resort
                   Hotel and Casino for one week
                   and receiving all the training
                   of how to live longer and
                   healthier but they must sign
                   for ten (10) years and pay
                   $10,000 for the 10 years.
                   However, this program is fully
                   refundable by their group
                   insurance medical policy and
                   is tax deductible.

                   C. Net Revenue - Considering
                   that the Hotel and Casino that
                   we will be using for our
                   program has a combined total
                   of 1,000 rooms, 2,000 club
                   members per week with a total
                   of 104,000 week units at
                   $l,OOO per week unit will
                   bring a net revenue of
                   $104,000,000.00 per year.
                   However, the members are
                   paying 10 years in advance for
                   a grand total of $1.4 billion
                   of total revenue .

                   An EXHIBIT is hereby attached
                   reflecting the purchase of a
                   HOTEL and CASINO,Las Vegas,
                   Nevada. (EXHIBIT NO. 28)

































              22.


              D. Products - We will offer a
                   great amount of products and
                   other services to our members
                   which will produce additional
                   revenues to our company.

                   F. Pro Forma Financials - The
                   following pages contain the
                   pro Forma financials which are
                   predicated results of start-up
                   companies. The personnel
                   expenses are forecasted to
                   increase as the volume builds
                   but in stair step fashion.
                   Volumes forecasted are
                   predicated on values actually
                   received by the Wellness
                   Resort.

         WELLNESS RESORT HOTEL AND CASINO, LAS VEGAS, NEVADA

    PRO FORMA PROFIT AND LOSS STATEMENT

    YEAR ONE: -ENDING DECEMBER 31,1995



                 (In 000)

    JAN        FEB          MAR        APR           MAY             JUN
    JUL
        REVENUE
        Member's Fee        52,000       52,000                   52,000
 52,000              52,000
    52,000     52,000

        Cost
        Personnel
        Doctors         200        200        200          200            200
         200     200
        Processing              25         25         25                   25
          25             25     25
        Equipment            5.000          0          0                    0
           0              0     0
        Hotel Cost          14 000          0          0                    0
           0              0     0
     Salaries Others           300         300        300                 300
         300            300

    [S]























    23.




           Total     19,525            525           525             525
    525            525     525
           Overhead
           Advertising         - 25            25                     25
     25             25             25     25
           Insurance             30            30                     30
     30             30             30     30

           Total Overhead               55            55              55
     55             55             55     55
           NetProfit Loss           32,420        51.420          51,420
 51,420         51,420
51,420

    [S]



















































    24.


    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

              The financial Statement and
                   supplementary data of
                   Continental Wellness Casinos
                   Inc. are located in adjacent
                   pages and are listed and
                   included under items. Exhibits
                   are incorporated herein by
                   reference.

              CHANGES IN AND DISAGREEMENTS WITH

              ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
              DISCLOSURE

              There are no disagreements with
                   accountants on accounting and
                   financial disclosure.

                   MANAGEMENT

                   The members of the Board of
                   Directors of the Company serve
                   until the next annual meeting
                   of stockholders, or until their
                   successors have been elected.
                   The officers serve at the
                   pleasure of the Board of
                   Directors. Information as to
                   the directors and executive
                   officers of the Company is as
                   follows:






















    25.















     NAME                               AGE            TITLE




     Fred Cruz,            73   PRESIDENT
                                        Chief Executive Officer and Director



 Fernando Juan                     Vice President of Finance, Chief
                               Financial Officer and Director


 Basil Costin           48        Vice President and Director


                   Identified herein are all
                   directors and executive
                   officers of the Company. The
                   information set forth as to
                   each Director and Executive
                   Officer has been furnished by
                   such person.

                   Fred Cruz, 73, is and has been
                   since October 1987, a director,
                   chairman of the board, and
                   president of the company. Cruz
                   held two doctorate degrees,
                   Doctor of Podiatric Medicine
                   and Doctor of Medicine.

                   Cruz had operated many medical
                   clinics in the State of
                   California and at present is
                   retired from his profession but
                   he has engaged in many business
                   ventures and has been working
                   with precious metals for the
                   last 30 years. Cruz no longer
                   has a license to practice
                   medicine or podiatry and he is
                   retired.





                   FRANK COBERLY, 82, retired
                   naval officer, United States
                   Navy. Holds position of
                   administrative and
                   supervisorial in nature. Since
                   retirement, he has been
                   involved in private investment
                   banking, selling and purchasing
                   securities for his portfolios.
                   He has great experience in
                   corporate management of many
                   millions in assets.




























                   26.
                   DONALD STUDER, Attorney at Law,
                   in practice since January 9,
                   1969. Experience in contract
                   law, corporate law, labor law
                   and business administration.
                   President and Director of Grand
                   American International
                   Corporation since 1984 to
                   present. Attorney and Sub-Trustee of Grand American Bank Trust since 1984 to present.
                   Negotiated the acquisition of a
                   full service bank in the United
                   Arab Emirates, engaged in the
                   general practice of law, with
                   emphasis on business, real-estate and labor law. Conducted a real-estate brokerage for 3 years. Negotiated over 300
                   collective bargaining
                   agreements. Represented clients
                   in more than 100, each NLRB
                   proceedings, Superior Court and
                   Federal Court actions. Worked
                   with Brundage, Williams &
                   Zeilman Law Firm as  a Staff
                   Attorney, specializing in labor
                   law. Opened own law office
                   while still employed with Ryan
                   Aeronautical Company. Handled
                   over 300 cases including
                   criminal, divorce, personal
                   injury, probate, bankruptcy and
                   contract matters. Phi-Kappa
                   Phi, Sigma Pi Sigma, Sigma Tau
                   Sigma, Phi Delta Phi, State Bar
                   of California, San Diego County
                   Bar Association,  California
                   real-estate broker, listed in
                   Who's Who in American Law (1 st
                   edition). Received a B.S.
                   degree in Physics, with honors,
                   from the University of Florida
                   in April 1963, and a JD degree
                   Magna Cum Laude, from the
                   University of San Diego in
                   1968.



                   BASIL COSTIN, 47, Secretary of
                   the Company since November
                   1996. Costin is a former United
                   Nations Diplomat, based in
                   Geneva, Switzerland, and has
                   completed several diplomatic
                   missions for the U.N.
                   throughout Europe, the Mid-East
                   and Asia, involving support
                   services to the domestic
                   economical infrastructures of
                   developing nations. He also has
                   over 15 years of extensive
                   international business
                   experience, specializing in
                   international marketing,
                   related to the manufacturing-export industries, and he is also experienced in international banking, financing, investments, as well as in technical engineering services related to the engineering and building industries. He has worked in many regions of the world with major American corporations in management & executive level positions. In 1981, he formed his own international company,
                   Costin International, Ltd.,
                   specializing in international
                   marketing, consulting
                   management, and business
                   consulting services. He holds
                   an M.S. degree from Pacific
                   Western University,






























       27.
       1979, in structural
                   engineering, A.A. degree in
                   Business Administration, Los
                   Angeles Valley College, and an
                   A.S. degree in Science
                   Applications from Los Angeles
                   Technical College.

                   FRANK VARESE, M.D., 67, Doctor
                   of Medicine with specialty in
                   Internal Medicine, Life
                   Extension and Nutrition.
                   Practice for last 30 years at
                   Laguna Medical Arts Complex.
                   Emphasis on Preventative
                   Medicine and Life Extension.
                   Author of many publications on
                   the subject of preventative
                   medicine, nutrition and life
                   extension. Graduate from a
                   recognized Medical School with
                   credentials in the medical
                   field.

                   JOHN MAVROS, Mavros has a broad
                   background on three continents
                   involving the operations and
                   sales of hotels and suite
                   properties. Has held key
                   management positions over a
                   period of several years with
                   the Western Century Plaza Hotel
                   in Los Angeles, opened the
                   Westin Philippine Plaza in
                   Manila, was general manager of
                   the Grande Bretagne Hotel in
                   Athens, Greece, served as Vice
                   President and General Manager
                   of the Registry Hotel
                   Corporation in Irvine and
                   Universal City, California,
                   served as Senior Vice President
                   of California Hotels
                   Corporation. Mavros is also a
                   member of the University of
                   Arizona Presidents Club, and
                   holds a Certified Hotel
                   Administrator designation from
                   the Educational Institute of
                   the American Hotel-Motel
                   Association.

                   LEWIS AKMAKJIAN, 75, graduate
                   in business and financing with
                   major in securities
                   transactions and operations.
                   Has been stockbroker since 195
                   and worked as follows in the
                   Securities Business: 1966,
                   Toluca Pacific Securities
                   Corporation, Manager, 1990 to
                   1995. H. J.Mayer and Company,
                   Broker-Manager, 1975 to 1988.
                   C. L. McKinne, broker and
                   manager, 1972 to 1975. G. L.
                   Bisbak as manager, 1958 to
                   1972. Foreman and Company as
                   Securities Broker Manager, 1955
                   to 1958. J.Logan and Company as
                   stockbroker manager. Specialist
                   securities analyst,
                   broker/dealer, underwriting,
                   selling and purchase of stocks
                   and bonds. License; CRD 2204
                   with approval granted in
                   California, National
                   Association of Securities
                   Dealers and New York Stock
                   Exchange.






                                           EXECUTIVE COMPENSATION

       The following table sets forth
                   all cash compensation paid or
                   accrued including bonuses paid
                   or accrued, to the following
                   persons during 1992, for
                   services rendered in all
                   capacities to the Company.

                          Number of Individual
                           Capacities in which
                   served during 1995
                          Cash or Number in Group


                      None                                     None

                      None


       The Company pays no
                   compensation to directors for
                   services as director.












                                                               28.







      PRINCIPAL STOCKHOLDERS

      Grand American Trust owns approximately 64% of the Company's Class "A" common stock as of October31. 1995.







                     Name and Address  Number           Percent Before
Percent After
Of
                     Beneficial Owner  of Shares   Offering

                     Grand American Bank Trust      63,008,512 (1)     70 %
 64%
                     25872 Evergreen Road           Class "A"
                     Laguna Hills, CA 92653

Frank Coberly        10,806,960 (1)      12%          11%
                     950 N. Cascade Dr. Apt. 201    Class "A"
                     Woodburn, OR 97071 -3152

V.G. Kelly & D. Kelly Trust             3,130.933(2)    3.5%           3.2%
                     936 West 21 st. Street         Class "A"
                     Santa  Ana, CA 92706

                     Joseph Witzman     3,266,960 (3)    3.6%           3.3%
                     5946 Soledad Mountain Road     Class "A"
                     La Jolla, CA 92037


                     Forbes Family Trust            2,000,000 (2)       2.2%
  2%


                     All Officers and   0%            0%     0%
Directors as a group


[S]

















              29.
              (1)     Purchase for cash equivalent

              (2) Purchase by surrendering debt of the company.
              (3) Purchase with cash and part given as gift.

               CERTAIN TRANSACTIONS

              The Company is
                   authorized to issue 50,000,000
                   shares of no par value Class
                   "B" shares. The Company gave
                   authority to its Board of
                   Directors to issue such Class
                   "B" stock in one or more
                   series, and to fix the number
                   of share" in each series, and
                   all designations, relative
                   rights, preferences and
                   limitations of the stock
                   issued in each series. As of
                   April 13, 1994, the Board of
                   Directors have exercised the
                   authority granted.

                   The Company issued to
                   Joseph Witzman 3,266,960 Class
                   "B" common shares of no par
                   value in exchange for the
                   cancellation of some of the
                   Company debt and said Class
                   "B" Common Shares were
                   restricted shares that bear a
                   ledger and are subject to the
                   provisions of Securities and
                   Exchange Commission Rule 144.
                   The holder of said securities
                   has promised to abide by the
                   restrictions of Securities and
                   Exchange Commission Rule 144.

                   The Company also
                   issued to Joseph Witzman
                   3,266,960 Class "A" common
                   shares of $.003 par value in
                   exchange of the cancellation
                   of the balance of the Company
                   debt and said Class "A" common
                   shares were restricted shares
                   that bear a ledger and are
                   subject to the provisions of
                   Securities and Exchange
                   Commission Rule.











                           CONTINENTAL WELLNESS CASINOS,
              INC.

              FINANCIAL STATEMENTS INDEX

              Report of Luis R. Hidalgo, CPA ..
              Audited Financial Statements
              Report of Luis R.Hidalgo, CPA

                 Audited Financial
                 Statements


              Consolidated Balance Sheets as
                   of October 31, 1996 and 1995

              CONTINENTAL WELLNESS CASINOS, INC.
                  BALANCE SHEETS
                   (Unaudited)
              JANUARY 3l, 1997 AND 1996

                              APRIL 30, 1997 and 1996

                              JULY 31, 1997 and 1996

              CONTINENTAL WELLNESS CASINOS, INC.







              30.
               FINANCIAL STATEMENTS INDEX

                 Report of Luis R. HIDALGO, CPA
                 Audited Financial Statements

              Consolidated Balance Sheets as
                   of October 31, 1996 and 1995.


              CONTINENTAL WELLNESS CASINOS, INC.
                  BALANCE SHEETS
                   (Unaudited)

              January 31, 1997 and 1996

              April 30, 1997 and 1996



              Statement of  Stockholder's Equity

                 Notes to the Consolidated Financial
              Statements


              Statement of Stockholder's Equity...
              Notes to the Consolidated Financial
              Statements









































       31.



 CONTINENTAL WELLNESS CASINOS, INC.

 BALANCE SHEET

 OCTOBER 31, 1996 AND OCTOBER 31, 1995






        CONTINENTAL WELLNESS CASINOS, INC.
                  BALANCE SHEETS
             April 30, 1997 AND 1996


                                                         1997            1996

           (Dollars in Thousands)

 ASSETS

                        Gold in storage                    25,022
28,653

                        Deferred mining exploration
                        costs           3,253      3,253
                                        28,275       32,906

                        STOCKHOLDER'S EQUITY

                        Common stock, Class "A" $0.003
                        par value 500,000,000 authorized
                        shares, issued and outstanding
                        90,028,877 shares in 1997 and
                        38,803,405 in 1996                $ 270        $ 116
                        Common stock, Class "B" no par
                        value 50,000,000 authorized
                        shares, issued and outstanding -
                        3,266,960 shares in 1997 and 1996         33
   33
                        Capital in excess of par
27,972       32,757

                                          $ 28,275      $ 32,906

 [S]

 See accompanying Notes to Financial Statements.




















       CONTINENTAL WELLNESS CASINOS, INC.

       NOTES TO FINANCIAL STATEMENTS

       1. SUMMARY OF SIGNIFICANT ACCOUNTING
       POLICIES :

       Description of Business - The
                   Company is engaged in the
                   mining development industry.
                   Since October 22, 1974, the
                   Company has owned and operated
                   thirty-nine (39) mines and one
                   (1) mill site at Quincy, Plumas
                   County, California, and is
                   engaged in the exploration of
                   said mines for the production
                   of precious metal like gold and
                   silver.

                   Currency Transactions - There
                   are no assets and liabilities
                   of operations outside the
                   United States which need to be
                   translated into U.S. dollars
                   using current exchange rates.

                   Development Costs - The Company
                   will not capitalize property
                   taxes on its mining properties
                   until the mines are ready for
                   operation and development.

                   2. GOLD IN STORAGE AT BONDED
                   WAREHOUSE :

                   On October 9, 1990, the Company
                   deposited at NDS, United States
                   Customs Bonded Warehouse
                   located at 19801 So. Santa Fe
                   Ave., Rancho Dominguez,
                   California, 90221, six (6) 55
                   gallon-drum containers of gold
                   dust (powder form) 999.5 pure
                   weighing 76,112 ounces with a
                   value of $ 25,022,000 based on
                   the gold floor price of $
                   347.00 per troy ounce. The
                   market values of gold per troy
                   ounce as of April 30, 1997 and
                   1996 are $ 347.00 and $ 389.60,
                   respectively. At these prices,
                   the gold in storage would carry
                   fair market values of $
                   25,022,000 in 1997 and $
                   29,653,235 in 1996.

                   3. DEFERRED MINING EXPLORATION
                   COSTS

                   Deferred mining exploration
                   costs were incurred in prior
                   years with the amounts being
                   estimated based on the
                   prevailing costs of mining
                   exploration at that time due to
                   the absence of supporting
                   documentation. On April 13,
                   1994, the Company issued shares
                   of stock valued at $ 3,252,669
                   to pay for its obligations
                   arising thereto.











                   RELATED PARTY TRANSACTIONS :

                   Grand American Bank Trust owns
                   approximately 44 % of the
                   Company's Class "A" common
                   stock as of October 31, 1995.

                   5. PROVEN GOLD AND SILVER
                   RESERVES :

                   The process of estimating
                   mineral reserves is very
                   complex, requiring significant
                   subjective decision in the
                   evaluation of available
                   geological, engineering, and
                   economic data for each reserve.
                   The data for a given reserve
                   may change substantially over
                   time as a result of additional
                   development activity,
                   production under varying
                   economic conditions, etc.
                   Consequently, material revision
                   to the existing reserve
                   estimates may occur in the
                   future. Although every
                   reasonable effort was made to
                   ensure that the reserve
                   estimates reported represent
                   the most accurate assessment
                   possible, the significance of
                   the subjective decision
                   required, the variances in the
                   available data for various
                   reserves, make these estimates
                   generally less precise than
                   other estimates in connection
                   with financial disclosure.
                   Proven reserves are estimated
                   quantities of gold and silver
                   which geological and
                   engineering data demonstrate,
                   with reasonable certainty, to
                   be recoverable in the future
                   years from known reserves under
                   existing economic and operating
                   conditions.

                   Stickel and Associates,
                   independent consultants in
                   applied geology, geophysics and
                   engineering, has estimated
                   7,000,000 troy ounces of gold
                   and 19,000,000 troy ounces of
                   silver. The values of these
                   reserves based on average
                   market prices as of April 30,
                   1997 and 1996 are as follows :




             04-30-97
04-30-96
          (Dollars in Thousands)

 Gold:7,000,000 troy ounces @ $ 347.00 /

       troy ounce                 $2,429,000


@ $ 384.30 / troy                                     $ 2,690,000

       ounce
             Silver:19,000,000 troy ounces
       @ $ 4.78 / troy ounce        85,120
       @ $ 5.34 / troy ounce                      101,460
                                $2,514,120     $2,791,560

[S]




                   6. STOCKHOLDERS' EQUITY :

                   The Company is authorized to
                   issue 50,000,000 shares of no
                   par value Class "B" shares. The
                   Company gave authority to the
                   Board of Directors to issue
                   such Class "B' stock in one or
                   more series, and to fix the
                   number of shares in each
                   series, and all designations,
                   relative rights, preferences
                   and limitations of the stock
                   issued in each series. As of
                   April 13, 1994, the Board of
                   Directors have exercised the
                   authority granted.

                   7. CONTINGENCIES :

                   The Company is not involved in
                   any legal proceeding which is
                   considered to be ordinary
                   routine litigation incident to
                   its business.

                   8. TAXES

       The Company has not filed a
                   federal income tax return
                   because there are no earnings
                   to report.

                   9. BUSINESS SEGMENT
                   INFORMATION :

                   The Company considers its
                   primary business activity to be
                   comprised of only one segment,
                   the development of mines for
                   the extraction of gold and
                   silver and other precious
                   metals.



CONTINENTAL WELLNESS CASINOS , INC .
     BALANCE SHEETS

       JANUARY    31, 1997 AND       1996






                                         (Dollars in Thousands)

ASSETS                                        1997             1996








Gold in storage                        28,028           28,653
                           Deferred mining exploration
                           costs:
                                3,253             3,253
                                                31.281                   32,906

                           STOCKHOLDER' S EQUITY

                           Common stock, Class "A" S.0.003
                           par value 500,000,000 authorized
                           shares, issued and outstanding
                           90,028,877 shares in 1997 and
                           38,803,405 in 1996
                  $  270    $    116

                              Common stock, Class "B" no par
                              value 50,000,000 authorized
                              shares, issued and outstanding -
                              3,266,960 shares in 1997 and 1996

             33                   33
                              Capital in excess of par                  30,978
          32,757

                                                     S 31,281           S 32,906


[S]

See accompanying Notes to Financial Statements.


















































       4. RELATED PARTY TRANSACTIONS
                   :

                   Grand American Bank Trust owns
                   approximately 44 % of the
                   Company's Class "A" common
                   stock as of October 31, 1995.

                   5. PROVEN GOLD AND SILVER
                   RESERVES :

                   The process of estimating
                   mineral reserves is very
                   complex, requiring significant
                   subjective decision in the
                   evaluation of available
                   geological, engineering, and
                   economic data for each reserve.
                   The data for a given reserve
                   may change substantially over
                   time as a result of additional
                   development activity,
                   production under varying
                   economic conditions, etc.
                   Consequently, material revision
                   to the existing reserve
                   estimates may occur in the
                   future. Although every
                   reasonable effort was made to
                   ensure that the reserve
                   estimates reported represent
                   the most accurate assessment
                   possible, the significance of
                   the subjective decision
                   required, the variances in the
                   available data for various
                   reserves, make these estimates
                   generally less precise than
                   other estimates in connection
                   with financial disclosure.
                   Proven reserves are estimated
                   quantities of gold and silver
                   which geological and
                   engineering data demonstrate,
                   with reasonable certainty, to
                   be recoverable in the future
                   years from known reserves under
                   existing economic and operating
                   conditions.

                   Stickel and Associates,
                   independent consultants in
                   applied geology, geophysics and
                   engineering, has estimated
                   7,000,000 troy ounces of gold
                   and 19,000,000 troy ounces of
                   silver. The values of these
                   reserves based on average
                   market prices as of January 31,
                   l997 and 1996 are as follows :









                                01-31-96                       01-31-97

                                                (Dollars-in Thousands)


 Gold:7,000,000 troy ounces

@$ 368.25           troy ounce                  $2, 577, 750

@ $ 384.30 / troy                                          $ 2, 690, 000

       ounce




             Silver:19,000,000 troy ounces
       Q $ 4.78 / troy ounce        90,820
       Q $ 5.34 / troy ounce                      101,460


$2,668,570      $2,791,560

[S]

6 STOCKHOLDERS' EQUITY :

                          The Company is authorized to
                   issue 50,000,000 shares of no
                   par value Class "B" shares. The
                   Company gave authority to the
                   Board of Directors to issue
                   such Class "B' stock in one or
                   more series, and to fix the
                   number of shares in each
                   series, and all designations,
                   relative rights, preferences
                   and limitations of the stock
                   issued in each series. As of
                   April 13, 1994, the Board of
                   Directors have exercised the
                   authority granted.

                   7. CONTINGENCIES :

                   The Company is not involved in
                   any legal proceeding which is
                   considered to be ordinary
                   routine litigation incident to
                   its business.

                   8. TAXES

                   The Company has not filed a
                   federal income tax return
                   because there are no earnings
                   to report.

                   9. BUSINESS SEGMENT
                   INFORMATION :

                   The Company considers its
                   primary business activity to be
                   comprised of only one segment,
                   the development of mines for
                   the extraction of gold and
                   silver and other precious
                   metals.



                   CONTINENTAL WELLNESS CASINOS,
                   INC.
                   October 31, 1996 and October
                   31, 1995

                   CONTENTS

                   Pares

                      Independent Auditor's Report  1

                      Financial Statements     1







































       Balance Sheets
       Notes to Financial Statements

       LUIS R. HIDALGO
       Certified Public Accountant
       2056 Stevely Ave. Long Beach, Ca. 90815
       Tel. (310) 430-4249 / Fax (310) 430-3332

       INDEPENDENT AUDITOR'S REPORT

       To The Board of Directors and
                   Stockholders Continental
                   Wellness Casinos, Inc.

                   Santa Ana, Ca.

                   I have audited the accompanying
                   balance sheets of
                   Continental Wellness Casinos,
                   Inc. As of October 31, 1996








































       CONTINENTAL WELLNESS CASINOS, INC.
       OcTOBER 31, 1996 AND October 31, 1995


       CONTENTS

       Independent Auditor's Report

       Financial Statements

       Balance Sheets

       Notes to Financial Statements









































       LUIS R. HIDALGO Certified Public Accountant

       2056 Stevely Ave., Long Beach, Ca. 90815
       Telephone (310) 430 4249 Fax (310) 430-3382

       INDEPENDENT AUDITOR'S REPORT

       To the  Board of Directors and Stockholders
       Continental Wellness Casinos, Inc.
       Santa Ana, California

       I have audited the accompanying
                   balance sheets of Continental
                   Wellness Casinos, Inc. As of
                   October 31, 1996 and October
                   31, 1995. These financial
                   statements are the
                   responsibility  of the
                   Company's management. My
                   responsibility is to express an
                   opinion on these financial
                   statements based on my audit.

                   I conducted my audit in
                   accordance with generally
                   accepted auditing standards.
                   These standards require that I
                   plan and perform the audit to
                   obtain reasonable assurance
                   about whether the financial
                   statements are free of material
                   misstatements. An audit
                   includes examining, on a test
                   basis, evidence supporting the
                   amounts and disclosures in the
                   financial statements. An audit
                   also includes assessing the
                   accounting principle, used and
                   significant  estimates made by
                   management, as  well as
                   evaluating the overall
                   financial statement
                   presentation. I believe that my
                   audit provides a reasonable
                   basis for my opinion.


                   In my opinion, the balance
                   sheets referred to above,
                   present fairly, in all material
                   respects, the financial
                   position of Continental
                   Wellness Casinos, Inc.. As of
                   October 31, 1995 in conformity
                   with generally accepted
                   accounting principles.


                   (S)___LUIS R. HIDALGO
             LUIS R. HIDALGO,
             Certified Public Accountant

       November 29, 1996























       CONTINENTAL WELLNESS CASINOS, INC.
       BALANCE SHEETS
       October 31, 1996 and October 31, 1995









                       1996                 1995
                                    (DOLLARS IN THOUSANDS)

ASSETS

Gold in storage (Note2)                    $27,317
$27,317

Deferred charges and
other assets
Deferred mining exploration
costs (Note3)                                 3,253
3,253
Deferred promotion and
operating expenses                               112               -


Total assets                                 $30,682             $30,570

[S]



LIABILITIES AND STOCK HOLDER'S EQUITY

Loans Payable-Note12                                     $___31

STOCK HOLDER'S EQUITY

Common Stock, Class "A" $0.003 par value
Authorized shares - 500,000,000 in 1996;
100,000,000 in 1995
Issued and outstanding-90,028,377 in 1996
38,803,405 in 1995.                                             $ 270
$ 116


Common stock, Class "B" no par value
Authorized shares-50,000,000 in 1996 and 1995
Issued and outstanding -3,266,960 in 1996 and 1995                  33
    33
Capital in excess of par                                        $30,348
$30,421

Total stockholder's equity                                      $30,651

Total Liabilities and Stockholder's Equity                      $30,682
 $30,570

See accompanying notes to Financial Statements

[S]

                   CONTINENTAL WELLNESS CASINOS, INC,
                      NOTES TO FINANCIAL STATEMENTS
                            October 31, 1996

       1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Description of Business: The
                   Company is engaged in the
                   mining development industry.
                   Since October 22, 1974, the
                   Company has owned and operated
                   thirty-nine (39) mines and one
                   (1) mill site at Quincy,
                   Plumas County, California, and
                   is engaged in the exploration
                   of said mines for the
                   production of precious metals
                   like gold and silver. The
                   Company also applied for a
                   license in Las Vegas, Nevada
                   to conduct Life Extension
                   programs and to operate hotels
                   and casinos.

                   Currency Transactions: There
                   are no assets and liabilities
                   of operations outside the
                   United States which need to be
                   translated into U.S. dollars
                   using exchange rates.

                   Development Costs: The Company
                   will not capitalize property
                   taxes on its mining properties
                   until the mines are ready for
                   operation and development.

                     2.   GOLD IN STORAGE AT BONDED
                   WAREHOUSE:

                   On October 9, 1990, the
                   Company deposited at NDS,
                   United States Customs Bonded
                   Warehouse located at 19801 S.
                   Santa Fe Ave.,Rancho
                   Dominguez,  California, 90221,
                   Box (6) 53 gallon - drum
                   containers of gold dust
                   (powder form) 999.5 pure
                   weighing 76,112 troy ounces
                   with a value of $27,316,600
                   based on the gold floor price
                   of $358.90 per troy ounce. The
                   market values  of gold per
                   troy ounce as of October 31,
                   1996 and October 31, 1995 are
                   $378.00 and $384.30,
                   respectively. At these prices
                   the gold in storage would
                   carry fair market values of
                   $28,770,336 in 1996 and
                   $29,249,841 in 1995.

                       3.   DEFERRED MINING
                   EXPLORATION COSTS

                   Deferred mining exploration
                   costs  were incurred in prior
                   years with the amounts being
                   estimated based on the
                   prevailing costs of mining
                   exploration at that time due
                   to the absence of supporting
                   documentation.  On April 13,
                   1996, the Company issued
                   shares  of stocks valued at
                   $3,252,669 to pay for its
                   obligations thereto.

                     4.   RELATED PARTY
                   TRANSACTIONS

                   Grand American Bank Trust owns
                   approximately 71 % of the
                   Company's Class "A" common
                   stock as of :
                   October 31, 1996.

                    5.   PROVEN GOLD AND SILVER
                   RESERVE:

                   The process of estimating
                   rescues is van complex,
                   requiring Cant subjective
                   decision in evaluation
                   available geological
                   engineering and economic data
                   for each reserves The data for
                   a given reserve may change
                   substantially over time as a
                   result of additional
                   development activity,
                   production under varying
                   economic conditions, and








                   Consequently, material effort
                   of revision to the existing
                   reserve estimates may occur in
                   the future. Although, every
                   reasonable effort was made to
                   ensure that the reserve
                   estimates reported represent
                   the most accurate assessment
                   possible, the significance of
                   the subjective decision
                   required, the variances in the
                   available data for various
                   reserves make these estimates
                   generally less precise than
                   other estimates in connection
                   with financial disclosure.
                   Proven reserves are estimated
                   quantities of gold and silver
                   which geological and
                   engineering data demonstrate,
                   with reasonable certainty, to
                   be recoverable in the future
                   years from known reserves
                   under existing economic and
                   operating conditions.



                   Stickel and Associates,
                   independent consultants in
                   applied geology, geophysics
                   and engineering, has estimated
                   7,000,000 troy ounces of gold
                   and 19,000,000 troy ounces of
                   silver. The values of these
                   reserves based on average
                   market price as of October 31,
                   1996 and October 31, 1995 are
                   as follows:







                                           10-15-96           10-31-95

                                                       (Dollars in Thousands)
Gold:                           7,000,000 troy/oz.
           @$378.00 /troy ounce          $2,646,000
           @$384.30/troy ounce                              $2,690,100

Silver:    19,000,000 troy ounces
           @     $4.85 / troy ounce           92,150
           @     $5.34 /troy ounce                              101,460

                                          $2,738,150          $2,791,560


[S]

       C.    STOCKHOLDER'S EQUITY:
                   The Company is authorized to
                   issue 50,000,000 shares of no
                   par value Class "B" shares. The
                   Company gave authority to its
                   Board d Directors to issue such
                   "B" stock in one or more
                   series, and to fix  the number
                   of shares in each series, and
                   all designations, relative
                   rights, preferences and
                   limitations of the stock issued
                   in each series. As of April 13,
                   1994, the Board of  Directors
                   had exercised the authority
                   granted.

                   7. CONTINGENCIES:
                   The Company is not involved in
                   any legal proceeding which is
                   considered to be ordinary
                   routine litigation incident to
                   its business.


                                      3.   TAXES:


                   The Company has not filed a
                   federal income tax return
                   because there are no earnings
                   to report.

                                        g.   The Secretary of the
                   State of Colorado Corporation
                   Office approved the following
                   on June 6, 1996:

                   a.) The name Grand American
                   International Corporation be
                   changed to Continental Wellness
                       Casinos, Inc.

                   B.) The authorized capital
                   "stock, common share" Class "A"
                   of the Company be increased
                   from 100,000,000 share. to
                   500,000,000 shares with a
                   $0.003 par value per share.

                   19. THE INCREASE OF THE ISSUED
                   AND OUTSTANDING CLASS "A"
                   COMMON SHARES. The Company on
                   December 6, 1995 by Company
                   Resolution approved the
                   issuance of 47,958,512 common
                   "A" shares to pay the mining
                   exploration cost of $3,252,669
                   that was paid by the Grand
                   American Bank Trust.


                   The Grand American Bank Trust
                   could not accept the shares
                   until a legal opinion is given
                   by the Regulators.

                   The Legal opinion was given on
                   February 15, 1996 and the
                   47,958,512 clear "A' shares
                   were issued to Grand American
                   Bank Trust in April 1996 by
                   American Securities Transfer,
                   Inc., transfer agent. The
                   Company by Certificate of
                   Resolution that we. approved on
                   March 22, 1996 issued 3,266,960
                   class "A" Restricted common
                   shares to Joseph Witzman in
                   payment of the Company's
                   obligation to him of $180,
                   953.75.

                   The outstanding shares in 1996
                   of 90,028,877 and 38,803,405 in
                   1995 consist of:

            Balance 1/31/94              21,803,405
                                          Issued to Grand American Bank Trust
       17.000 000
                                          Balance 10/31/95    38,803,405
                                          Issued to Grand American Bank Trust
       47,958,512
                                          I-sued to Joseph Witzman
3,266,960
                                          Balance 10/31/96    90,028.877

[S]
            11. LOANS PAYABLE - This represents the amount owing to Dolores M. Kelly, Successor Trustee of the Kelly Family Exemption, UDT dated January 19, 1984 due January 1, 1997, and personally guaranteed by Fred Cruz, President of Continental Wellness Casinos, Inc. (Formerly Grand American International Corporation)





STICKEL & ASSOCIATES                              P.O. Box 91, Tustin, Ca. 92618
                                                    (714) 751-4742


May 14, 1985

Mineral Mining and Energy Corp.
7750 El Camino Real, Suite K
Ranch La Costa, Ca. 92008

Attention; Stewart Douglas, President

LETTER OF CONSENT


       We, Stickel & Associates
                   Consultants in Applied Geology,
                   Geophysics and Engineering,
                   hereby give the consent to
                   Mineral, Mining and Energy
                   Corporation to use our
                   Geologist and Mining Report
                   dated May 14, 1985 on the
                   mining properties known as
                   Blackhawk, Alan, MMC and Eean
                   Lode Claims Consisting of 750
                   acres.


STICKEL & ASSOCIATES




(S) J.F. STICKEL
    J.F. STICKEL, RG 2999






















































                  GEOLOGIC EVALUATION OF GOLD CLAIMS

                                  IN

                       PLUMAS COUNTY, CALIFORNIA


















































STICKEL & ASSOCIATES                                  P.O. BOX 91, TUSTIN, CA.
92681
                                                        (714) 751-4742



May 14, 1985


       Minerals, Mining and Energy Corp.
       7750 El Camino Real, Suite K
       Rancho La COSTA, cA. 92008


       Attention: Stewart Douglas, President

       Subject:           Review of Literatrure and Inspection
                                                                  of Gold
Claims in Plumas County,
                                                                  California,
Blackhawk, Alan, MMC
                                                                  and Dean Lode
Claims Consisting of
                                                                  750 acres.

       References:        1)Geology of the Pulga and Bucks Lake
                                                                  Quadrangles,
Butte and Plumas Counties,
                                                                  California,
USGS Prof. Paper 731, date 1973.

                                                                  2)Examination
and sampling of the Blackhawk
and
                                                                  Section 13
Claims, Plumas County, California,
                                                                  by Wm. H.
Bird, date June 1, 1976.

                                                                  3)Bucks Lake
Quadrangle, Map, USGS, 1:62,500,
                                                                  Date 1950.


       Gentlemen :

                   This letter presents our
                   geological engineering
                   evaluation of the subject gold
                   and silver claims that are
                   located in Plumas County,
                   California.

                   We visited and inspected the
                   property on April 19 and 20,
                   1985. The property consists of
                   approximately 750 acres of
                   lode claims with a reported
                   overlying of a few placer
                   claims. The properties lie
                   about 5 and 11 miles directly
                   west of Quincy on the Bucks
                   Lake Road.

                   The claims are named
                   Blackhawk, Alan, MMC, and
                   Dean. The Blackhawk, Alan and
                   MMC claims lie
                   in Sections 21, 22 and 27 of
                   T24N, R8E. The Dean claims lie
                   in the northwest corner of
                   Section 13, T24N, R8E.



























       Letter Report
       MM&E Corporation
       May 14, 1985
       Page 2

       GEOLOGY

       These claims lie along the
                   southwest and northwest
                   borders of a northwest
                   trending zone or band of
                   highly fractured peridotite
                   altered to serpentine. Broad
                   fault zones bound the
                   peridotite bodies or bands and
                   there are no indications of
                   heat alteration. There has ben
                   no production from hard rock
                   mining, however, significant
                   placer hydraulicking and
                   sluicing has occurred. The
                   placer deposits occur in two
                   periods of erosion, the
                   Present and Tertiary.
                   Although, concentrations of
                   gold have been found in the
                   Blackhawk and Dean claims, it
                   does occur scattered
                   throughout the peridotite.

                   PRESENCE OF GOLD AND SILVER



                   Reference 2 indicates that
                   there is a conservative
                   10,000,000 tons of hard rock
                   ore reserves. Rock chip and
                   channel samples were obtained
                   from 10 to 50 foot sections of
                   road cuts and outcrops on
                   these claims and is reported
                   "consistently assayed high in
                   gold (Au)."
                   The highest gold value was
                   2.80 oz/ton, however, the
                   overall average was .7 oz/ton.
                   Silver (Ag) ranged from a
                   trace to 2.62 oz/ton. These
                   values varied greatly,
                   depending upon the freshness
                   of the outcrop. Assays also
                   indicated the presence of
                   platinoid metals.

                   Total amount of gold and
                   silver in these claims is
                   7,000,000 oz. Of gold and
                   19,000,000 oz. Of silver.
                   These figures were compiled
                   from data presented in
                   Reference 2.

                   It is reported that during the
                   summer of 1983, approximately
                   $30,000 worth of placer gold
                   was dredged from one of the
                   creeks flowing through the
                   Blackhawk claims. This gold
                   was dredged from an area of
                   the creek about 100 yards
                   long.

                   Stickel & Associates warrant
                   that our services are
                   performed, within the limits
                   prescribed by our clients,
                   with the usual thoroughness
                   and competence of the
                   geological engineering
                   profession. No other wearranty
                   or representation, either
                   expressed or implied, is
                   included or intended in our
                   proposals or reports or
                   contracts.


































       Letter Reports
       MM&E Corporation
       May 14, 1985
       Page 3



                   We appreciate the opportunity
                   of presenting this report. If
                   you have any questions, please
                   contact this office.


       Very truly yours,


       STICKEL & ASSOCIATES




        (S) J.F. STICKEL
            J.F. STICKEL, RG 2999



       JFS/hr





       April 25, 1986


       It is our opinion that the
                   described and proven
                   "indicated" ore reserves are
                   based on data as described
                   above.



       STICKEL & ASSOCIATES



         (S) J. F. STICKEL
             J. F. STICKEL, RG 2999





























       RICHARD MCKNIGHT -                                         330 SOUTH
THIRD STREET
TELEPHONE
                          R. CLAY Hendrix
                 SUITE 900 AREA
CODE 702
                          DAVID MINCIN
                 LAS VEGAS,
NEVADA 89101~6032              388~7185

                 FAX-388~0036

       ADMITTED IN NEVADA AND NEW YORK

       June2, 1997
       .
                                                             via fax: 369-2666

                                                             .
                                                                   Gerald
Gordon, Esq.
                                                                   Gordon &
Silver, Ltd.
                                                                   3800 Howard
Hughes Pkwy., 14th Flr.
                                                                   Las Vegas,
Nevada 89109

                                                                   Dear Mr.
Gordon:

                                                                   This firm
                   represents Continental
                   Wellness Casinos, Inc., with
                   regard to its
                   intent to tender an offer to
                   purchase the assets of the
                   Stratosphere
                        Corporation, Stratosphere
                                         Gaming
                                                                   Corp., and
any
                   other subsidiary or related
                   entity necessary to complete
                   the                 intended
                                                                   transaction.
I
                   have enclosed a draft copy of
                   a Proposal to Purchase Assets
                                  of
                     Stratosphere
                                                                   Corp. and
                   Stratosphere Gaming Corp.
                   ("Proposal") for your review
                   and your
                   clients'
                                                                   review.
Because
                   the exhibits include all items
                   listed in each respective
                                 Chapter 11
                                                                   Bankruptcy
                   Petition, I have not attached
                   them. As you are likely aware,
                   my                   client's
                   intent
                                                                   is to
purchase
                   each and every asset located
                   at, related to, and necessary
                                   for
                      the operation
                                                                   of the
                   Stratosphere Hotel & Casino.
                   The offer includes the real
                   property
                   located on or about Las Vegas
                   Blvd., and the improvements
                   thereon.

                                            Upon your review
                   of the Proposal, please
                   contact me to discuss the
                   matter.

                        Sincerely,
       (S) R. CLAY HENDRIX
        R. Clay Hendrix, Esq.



       W:\1 382Cont\530Gordon.ltr
       PROPOSAL TO PURCHASE ASSETS OF

                   . STRATOSPHERE CORP. AND
                   STRATOSPHERE GAMING CORP.

                   THIS PROPOSAL is made
                   June  1997, by Continental
                   Wellness Casinos, Inc.,
                   ("Buyer") to Stratosphere
                   Corp., and Stratosphere Gaming
                   Corp., ("Seller") for the
                   purpose of purpose of
                   purchasing Sellers' assets
                   (the "property") as follows:

                                   1.   Assets Purchased. Buyer
                   proposes to purchase all of
                   Sellers' assets, including but
                   not

                   limited to the following:

                                   a.     All real property
                   and improvements thereon more
                   particularly described in

                   Exhibit "A" free and clear of
                   any and all encumbrances
                   except as
                   specifically assumed by Buyer
                   in paragraph 2 hereof;

                                 b.     All personal
                   property described in Exhibit
                   "B" attached hereto free and

                   clear of encumbrances except
                   as specifically assumed by
                   Buyer in
                   paragraph 2 hereof;

                                c.     The rights to all
                   patents, trademarks, licenses,
                   business and good will,
                   including but not limited to
                   the trade name Stratosphere,
                   Stratosphere
                   Tower, Stratosphere Hotel and
                   any other names, trade names,
                   logos, and
                   symbols used by Seller to
                   promote its business and
                   attractions;

                                  d.     $22,000,000.00 of
                   funds held in the "cage";
                                  e.     All fixtures and
                   trade fixtures not otherwise
                   listed in Exhibit "C" attached
                   hereto free and clear of all
                   encumbrances unless Buyer
                   specifically agrees
                   to pay the obligation; and

                                   f.     All records,
                   customer lists,
                   correspondence, files,
                   advertisements, work in

                   progress, and telephone
                   numbers.

                                 2.   Purchase Price. The
                   Purchase Price shall be
                   $330,000,000.00 allocated as
                   follows

                   (below figures approximate):

                            a.   $203,000,000.00
                   assumption of first mortgage
                   bonds; _
                            b.   50,000,000.00 assumption
                   of Grand Casino Debt
                   identified in Exhibit
                                 "D";

                          c.   27,000,000.00 assumption
                   of leases and executory
                   contracts identified in
                               Exhibit "E";

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                   -












































                   d. 15,000,000.00 interest
                   payment to first mortgage
                   bondholders; and

                   e. 35,000,000.00 cash at the close of
                   escrow. The cash delivered at
                   closing will be modified based
                   upon the balances of items
                   paragraph 2, subparagraphs a.
                   through e. above.

                                3.   Earnest Money Deposit.
                   Upon executing this agreement,
                   Buyer shall deposit with

                   the Escrow Agent and No/100
                   Dollars ($ .00) as Earnest
                   Money, which shall be applied
                   to the purchase price of the
                   assets transferred
                   hereunder.

                               4.   Access to Property. On or
                   after the execution date
                   hereof, Buyer and/or Buyer's

                   representatives or agents
                   shall be permitted to enter on
                   to the Property from time
                   to time for physical
                   inspection, investigations, or
                   surveys of the Property.
                   Buyer's
                   inspection shall be during
                   normal business hours and by
                   appointment through
                   Seller and for Sellers' agent.

                                5.   Feasibility. Buyer shall
                   have thirty (30) days from the
                   date escrow opens to notify

                   Seller whether Buyer approves
                   or disapproves of all
                   inspections and investigations
                   of the property. ("Review
                   Period") If Buyer notifies
                   Seller within the Review
                   Period that it disapproves the
                   findings and results from any
                   investigation or
                   inspection, then this
                   agreement and all Buyer's
                   obligations hereunder shall
                   immediately terminate, and the
                   escrow deposit, plus all
                   income earned thereon
                   shall be returned to Buyer
                   upon Buyer's written Notice of
                   Cancellation to the
                   Escrow Agent. Upon receiving
                   the written Notice of
                   Cancellation within the
                   Review Period, the Escrow
                   Agent shall release the
                   Earnest Money (and income
                   earned thereon) to Buyer
                   without Sellers' instruction,
                   order, or signature.

                            6.   Inspections. Reports.
                   Licenses. Within seven (7)
                   days from the date escrow

                   opens, Seller shall provide
                   Buyer with true and correct
                   copies of all permits,
                   licenses, reports,
                   inspections, traffic studies,
                   environmental tests and other
                   similar
                   documents affecting the
                   Property or transfer of assets
                   hereunder in Sellers'
                   possession.

                              7.   Escrow & Escrow Agent.
                   Per the terms of this
                   agreement, the Escrow Agent

                   shall be Land Title of Nevada.
                   Escrow shall open within two
                   (2) business days _
                   from the date that this
                   agreement is executed by
                   delivering an executed copy of
                   this agreement and the Earnest
                   Money to the Escrow Agent.
                   Escrow Agent shall
                   notify Seller and Buyer of the
                   time and date escrow is opened
                   on that same date.
                   Escrow Agent shall prepare
                   escrow instructions consistent
                   with the terms of this
                   agreement and any supplement
                   or amendment hereto.

                            8.   Preliminary Title
                   Report. Upon signing this
                   agreement, Seller shall secure
                   a

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                   Preliminary Title Report from
                   the Escrow Agent and provide
                   the same to Buyer within five
                   (3) days from the date escrow
                   is opened. Buyer shall have
                   five (5) days to review the
                   Preliminary Title Report and
                   disapprove of any title
                   exceptions disclosed therein.
                   Upon receiving written notice
                   of Buyer's disapproval, if
                   any, Seller shall have two (2)
                   days to notify Buyer in
                   writing that the disapproved
                   item will be removed, modified
                   or insured against. If Seller
                   notifies Buyer of its intent
                   to remove, modify or insure
                   against the disapproved
                   exception, then this agreement
                   shall remain in full force and
                   effect. If Seller does not
                   timely notify Buyer that it
                   will remove, modify or insure
                   against the disapproved
                   item(s), then Buyer may
                   consider such factors during
                   the remainder of the Review
                   Period. All consensual or non-consensual liens of record other than the first trust deed specifically assumed by
                   Buyer shall be automatically
                   deemed rejected by Buyer
                   without providing notice to
                   Seller per the terms hereof

                           9.   Title Policy. At Closing,
                   Seller shall deliver to Buyer
                   an ALTA Extended

                   Coverage Title Insurance
                   Policy issued by Escrow Agent
                   in favor of Buyer for the
                   full value of the real
                   property subject only to the
                   permitted exceptions or those
                   otherwise waived by expiration
                   of the Review Period without
                   Buyer's written
                   Notice of Cancellation. Seller
                   shall be responsible for the
                   preparation, review,
                   delivery, cost and expense of
                   any survey of the property
                   that may be required by
                   Escrow Agent.

                   10. Prorated Taxes. Real property
                   taxes and assessments and any
                   applicable use or sales tax
                   for the tax year in which the
                   closing occurs shall be
                   prorated between the Buyer and
                   the Seller.

                   11. Closing Costs. Buyer and Seller
                   shall split the reasonable and
                   necessary closing costs as is
                   normal and customary in Clark
                   County, Nevada. Nevertheless,
                   Seller shall purchase the
                   title policy required
                   hereunder, and pay transfer
                   taxes, and recording fees plus
                   the other normal and customary
                   costs.

                                  12.   Transfer of Real Property
                   at Closing. Seller shall
                   transfer to Buyer the real

                   property by Grant, Bargain &
                   Sales Deed free and clear of
                   liens and encumbrances
                   except as provided in
                   paragraph 2.

                                  13.     Transfer of Personal
                   Property at Closing. Seller
                   shall transfer to Buyer all      ~ .

                   personal property purchased
                   hereunder, free and clear of
                   any encumbrance except
                   as provided in paragraph 2, by
                   Bill of Sale, Assignment
                   Agreement, and Affidavit
                   of Title with warranties of
                   title. Upon Buyer's demand,
                   Seller shall execute and

                   - deliver all other documents
                   necessary to give full effect
                   to the terms of this
                   agreement.

                                  14.   Closing. Closing shall
                   occur sixty (60) days from the
                   date escrow is opened unless

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                   any necessary government or
                   court approval has not been
                   received by the Closing date.
                   At the time of closing, Seller
                   shall transfer title to the
                   assets transferred hereunder,
                   deliver possession of the
                   assets transferred hereunder,
                   and Buyer shall deliver the
                   purchase price stated
                   hereunder.

                   15. Bankruptcy Approval. Within five
                   (5) days from the date escrow
                   is opened, Seller shall move
                   the United States Bankruptcy
                   Court for approval of the sale
                   and transfer contemplated
                   hereunder on shortened time
                   and at Sellers' own expense.

                   16. Indemnification. On and after the
                   closing contemplated hereby,
                   Buyer agrees to indemnify
                   Seller against any and all
                   loss with respect to the
                   payment of any and all debts
                   and liabilities Buyer
                   specifically agreed to pay as
                   specified in paragraph 2
                   above.

                    17.     This proposal is
                   subject to the following
                   conditions:

                       a.   Buyer's counsel's
                   approval as to the steps and
                   proceedings in

                   connection with the acceptance
                   and sales agreement terms to
                   be
                   executed by the parties in the
                   event of such acceptance.

                     b.   The preparation and
                   execution of a sales agreement
                   that conforms

                   to the terms and conditions of
                   this offer.

                       c.   The approval of the
                   Gaming Control Board unless
                   otherwise

                   waived before the close of
                   escrow.

                     d.   The approval Indoor
                   granting of any and all
                   licenses necessary for

                   Buyer to operate the assets
                   and ongoing business purchased
                   hereunder unless otherwise
                   waived by Buyer.

                     e.   The final approval of
                   the United States Bankruptcy
                   Court in each

                   Seller's bankruptcy
                   proceeding.

                   18. Duration of Offer. This
                   offer shall expire on June ~
                   1997.

                                  19.     Inspection of Books.
                   Within five (a) days from the
                   date escrow is opened,
                   Sellers'       an.
                                     financial records and
                   corporate books, and all data
                   relating to its business,
                   shall be
                                     open for Buyer's
                   inspection during business
                   hours. Buyer shall keep
                   confidential ~
                                     all information about
                   Seller, or any of its
                   employees, officers, or
                   representatives
                                     during any such
                   inspections and shall not
                   disclose or reveal such
                   information to
                                     outside sources.

                                  20.   Conduct of Business
                   Pending Closing Between the
                   date of this agreement and

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                   the closing date, Seller
                   shall: conduct the business
                   agency in a business-like
                   manner; not increase
                   employment compensation or
                   benefits and use its best
                   efforts to preserve the
                   organizational efficiency and
                   work standards.

                                 21.  Sellers' Obligations.
                   Seller shall pay accounts
                   payable and other liabilities
                                      incurred up to the date
                   of closing unless otherwise
                   specifically provided herein.
                                      Seller shall indemnify
                   and hold Buyer harmless
                   against all such accounts
                   payable
                                      and other liabilities.
                   Except as specifically
                   provided herein, Buyer is not
                   acquiring,
                                      directly or indirectly,
                   any of Sellers' liabilities,
                   unless specifically stated,
                   and no
                                      such assumption shall
                   accrue to Buyer by operation
                   of law or otherwise.
                                 22.  Sellers' Covenants.
                   Representations~tat~ &
                   Warranties. Seller covenants
                   represents
                                      and warrants to Buyer:

                                a.     Seller is the
                   Owner of and has good
                   marketable title to the assets
                                       transferred
                   hereunder free from all
                   security interests or
                   encumbrances
                                       unless
                   specifically identified to the
                   contrary.

                                   b.     The bill of sale
                   and instruments of assignment
                   to be delivered at the closing
                                          will transfer all
                   personal property sold
                   hereunder free of all security
                                          interests and
                   other encumbrances and will
                   contain the usual warranties
                   and
                                          affidavit of
                   title.

                                  c.     Seller is not in
                   breach or default of any
                   contract, lease, or
                   arrangement to
                                         be assigned under
                   this contract, and Seller
                   shall duly perform such
                                         contracts, leases
                   and arrangements until
                   closing.

                              d.     Seller has not
                   assigned or licensed any
                   interest in its trade name(s).

                                    e.     There are no
                   outstanding agreements with
                   any labor unions, or any
                   pension
                                           or retirement
                   plans or programs for the
                   benefit of employees.
                                    f.     There are no
                   written or oral employment
                   agreements with any employee
                                           which are not
                   terminable at will without
                   penalty, and salaries and
                   wages are
                                           not in arrears.
                                    g.     Seller has and
                   shall continue to make current
                   and timely payment of
                                           federal, state and
                   local employee withholding
                   taxes and all other taxes,
                                           which are due or
                   may become due by reason of
                   the operation of the
                                           business to tee
                   transferred.

                                 h.     There are no legal
                   actions or proceedings pending
                   or threatened against
                                        Seller except
                   those identified in Sellers'
                   Bankruptcy Petitions.

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                            I.   Seller has not engaged a
                   broker for the sale of the
                   business and no broker is

                   involved in this transaction.

                       j.   All of Sellers'
                   furniture, fixtures and
                   equipment are in good
                   operating

                   condition and repair, and the
                   buildings in which the
                   business is located
                   conform to all applicable
                   building codes, regulations,
                   ordinances and
                   zoning requirements.

                           k.   Seller has complied with
                   applicable federal, state and
                   local laws in any way

                   related to the conduct and
                   operation of the business.

                          l.   Neither this agreement,
                   the financial statements nor
                   the other documents

                   Seller provided to Buyer
                   hereunder contains any untrue
                   statement of
                   material fact or omits to
                   state a material fact, nor is
                   any document provided
                   hereunder otherwise
                   misleading.

                   The representations and
                   warranties in this paragraph
                   22 shall survive closing.

                   23. Buyer's Covenants. Buyer shall
                   indemnify and hold Seller
                   harmless from any liability on
                   the obligations Buyer
                   specifically assumes
                   hereunder.

                                 24.  Sellers ' Indemnification
                   of Buyer. Seller shall
                   indemnify and hold Buyer
                   harmless
                                      of and from all
                   liabilities, losses or damages
                   arising out of any
                   misrepresentation,
                                      breach of warranty or
                   nonfulfillment of any
                   provision of this agreement,
                   including
                                      but not limited to, any
                   error or omission in any
                   statement delivered to Buyer
                   or any
                                      claim, liability or
                   obligation of Seller (except
                   for those obligations Buyer
                                      specifically agreed to
                   pay herein). Seller to remain
                   liable and hold Buyer harmless
                                      for the actions of its
                   agents, employees and
                   predecessors in interest prior
                   to the
                                      closing date even though
                   the claim may have been
                   brought after the closing
                   date.

                             25.  Risk of Loss. Seller
                   shall assume the risk of loss
                   or damage to the assets to be
                                  conveyed hereunder by
                   fire, theft, breakage, or
                   otherwise from the date of
                   this
                                  agreement until the
                   closing date. If such loss
                   occurs, Seller shall repair
                   the
                                  damage, if any, or
                   otherwise make good the loss
                   to Buyer by an appropriate

                          deduction from the sales
                   proceeds.

                   26. Buyer 's Default. In the event
                   the Buyer defaults under the
                   terms of this agreement (and
                   the performance is not
                   otherwise excused by the
                   failure of a condition
                   precedent or specific
                   paragraph of this agreement,
                   including but not limited to
                   Buyer's inability or failure
                   to receive the necessary
                   licencing or government
                   approval, or a breach of
                   Sellers' representations,
                   warranties, and covenants)
                   Sellers shall be entitled to
                   the Earnest Money deposited
                   hereunder as liquidated

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                   damages, which amount is a
                   reasonable estimation of
                   Sellers' damages and does not
                   operate as a penalty.

                                 27.  Sellers ' Default. In the
                   event the Seller defaults
                   under the terms of this
                   agreement,
                                      Buyer may elect any and
                   all remedies available at law
                   or in equity including
                                      specific performance.
                                 28.  Binding Effect. This
                   agreement shall be binding
                   upon and inure to the benefit
                   of
                                      both the parties hereto
                   and their respective heirs,
                   successors and assigns.

                                29.  Non-waiver. No delay or
                   failure by either party to
                   exercise any right hereunder,
                                     and no partial or single
                   exercise of any such right,
                   shall constitute a waiver of
                   that
                                     or any other right,
                   unless otherwise expressly
                   provided herein.
                                30.  Authority. The parties
                   represent that they have full
                   authority to bind their
                                     respective corporations
                   by this agreement, and that
                   all appropriate and necessary
                                     corporate action has been
                   taken in order to authorize
                   the transaction contemplated
                                     thereby.

                                 31.  No Untrue Statements.
                   Seller represents and warrants
                   that none of the information
                                      disclosed to Buyer in
                   relation to the transaction
                   contemplated by this agreement
                                      omits or will omit to
                   state any material fact
                   necessary to make any
                   representation
                                      or warranty herein made
                   not misleading.

                               32.  Headings. Headings in
                   this agreement are for
                   convenience only and shall not
                   be
                                    used to interpret or
                   construe its provisions.

                          33.  Governing Law. This
                   agreement shall be governed by
                   and construed in
                               accordance with the laws
                   of the State of Nevada, and
                   jurisdiction shall be
                               appropriate only in
                   Nevada for any suit arising
                   from this transaction.

                               34. Time of the Essence.
                   Time is of the essence of this
                   agreement.

                   35. Notices. All notices hereunder
                   shall be in writing and
                   transmitted by fax machine or
                   delivered personally to the
                   parties and Escrow Agent as
                   follows:



                   Seller: Buyer: Escrow Agent:

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       36. Attorney 's Fees. In the event
                   either party is forced to
                   retain an attorney to enforce
                   the terms and conditions of
                   their transactions, the
                   prevailing party shall be
                   entitled to a reasonable sum
                   as and for attorney's fees.

                   In witness whereof the parties
                   have signed this agreement.

                                 CONTINENTAL WELLNESS     STRATOSPHERE
CORPORATION
                                 CASINOS, INC.

                    By:  By:

                             STRATOSPHERE GAMING CORP.

                             BY:

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   No dealer, sales person or other
   individual has been authorized to
   give any information or to make any
   representations other than those
   contained in this Prospectus, and,
   if given or made, such information
   or representations must not be
   relied upon as having been
   authorized by the Company or the
   Underwriters. This Prospectus does
   not constitute an offer to sell or
   the solicitation of an offer to buy
   any securities offered by this
   Prospectus, nor does it constitute
   an offer to sell or a solicitation
   of an offer to buy the Common-Stock
   by any person in any jurisdiction
   in which such an offer or
   solicitation is not authorized, or
   in which the individual making such
   an offer or solicitation is not
   qualified to do so, or to any
   individual to whom it is unlawful
   to make such an offer or
   solicitation. Neither the delivery
   of this Prospectus nor any sale
   made hereunder shall, under any
   circumstances create any
   implication that the information
   contained herein is correct as of
   any time subsequent to the date
   hereof or that there has been no
   change in the affairs of the
      Company since such date.


   TABLE OF CONTENTS



   Prospectus Summary
   Risk Factors
   Use of Proceeds
   Price Range of Common Stock
   and Dividend Policy
   Capitalization
   Selected Consolidated
   Financial
   Information
   Management's Discussion and
   Analysis
   of Financial Condition and
   Results
   of Operation
   Business
   Management
   Principal Stockholders
   Certain Transactions
   Description of Capital
   Stock
   Underwriting
   Legal Matters
   Experts
   Additional Information
   Incorporation of Certain
   Information
   by Reference
   Index to Consolidated
   Financial







   PROSPECTUS

   8,000,000 Shares

   8,000,000 Warrants


   CONTINENTAL
   WELLNESS CASINOS,
   INC.









              Common Stock

   Continental Wellness
   Casinos, Inc.
   Tel. (800) 891-2026

















   July 28, 1997